Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Annual Report on Form 20-F of Eqonex Limited (formerly known as Diginex Limited) of our report dated June 29, 2021, with respect to our audit of Diginex Limited (the “Company”) consolidated financial statements as of March 31, 2021 and 2020 and for the years then ended. We also consent to the reference to our Firm under the caption “Experts” in such Annual Report.

/s/ UHY LLP

New York, New York

August 15, 2022